UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2023

TRxADE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2420 Brunello Trace, Lutz, Florida	33558
(Address of principal executive offices)	(Zip Code)

(800) 261-0281

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	MEDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed, the stockholders of TRxADE Health, Inc. (the “Company”) approved at the 2023 annual meeting of stockholders of the Company held on June 15, 2023 a proposal to authorize the Company’s board of directors, in its sole and absolute discretion, and without further action of the stockholders, to file a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split (the “reverse split”) of the Company’s issued and outstanding common stock at a ratio to be determined by the board, ranging from 1-for-10 to 1-for-100, with the reverse split to be effected at such time and date, if at all, as determined by the board in its sole discretion, but no later than December 31, 2023, when the authority granted in the proposal to implement the reverse split would terminate.

On June 15, 2023, following stockholder approval of the reverse split at the annual meeting, the Company’s board of directors approved the reverse split at a ratio of 1-for-15, to become effective on June 21, 2023 after the close of trading on The Nasdaq Capital Market. On June 22, 2023, the Company’s common stock will begin trading on a post-reverse split basis on The Nasdaq Capital Market under the existing symbol “MEDS.” On June 21, 2023, the Company issued a press release announcing the board’s authorization of the reverse split. A copy of the Company’s press release is filed as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release of TRxADE Health, Inc. dated June 21, 2023
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRxADE HEALTH, INC.

	By:	/s/ Suren Ajjarapu
	Name:	Suren Ajjarapu
	Title:	Chief Executive Officer

Dated: June 21, 2023